Exhibit 99.1

Aldeyra Therapeutics, Inc. Announces Pricing of Public Offering of Common Stock

LEXINGTON, Mass., September 19, 2017 – Aldeyra Therapeutics, Inc. (Nasdaq: ALDX) (Aldeyra), a clinical-stage biotechnology company devoted to treating inflammation, inborn errors of metabolism, and other diseases related to endogenous aldehyde toxicity, today announced the pricing of an underwritten public offering of 3,450,000 shares of its common stock at a public offering price of $7.25 per share. The gross proceeds from the offering, before deducting underwriting discounts and commissions and estimated offering expenses payable by Aldeyra, are expected to be approximately $25 million. In addition, Aldeyra granted the underwriters a 30-day option to purchase up to 517,500 additional shares of common stock at the public offering price, less the underwriting discounts and commissions. All of the shares in the offering are being sold by Aldeyra. Aldeyra anticipates using the net proceeds from the offering for the continued development of Aldeyra’s lead compound ADX-102 and other product candidates, as well as for debt maintenance, working capital and other general corporate purposes.

Cantor Fitzgerald & Co. is the sole book-running manager for the offering. Laidlaw & Company (UK) Ltd. is acting as the lead manager for the offering.

The offering is expected to close on or about September 21, 2017 subject to customary closing conditions.

The shares of common stock described above are being offered by Aldeyra pursuant to its shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (SEC) and declared effective by the SEC on September 1, 2015. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s web site at www.sec.gov. Copies of the final prospectus supplement (when available) and accompanying prospectus relating to these securities may also be obtained by sending a request to: Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 6th Floor New York, New York 10022; email: prospectus@cantor.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdictions.

About Aldeyra Therapeutics, Inc.

Aldeyra Therapeutics, Inc. is a biotechnology company devoted to improving lives by inventing, developing and commercializing products that treat diseases thought to be related to endogenous aldehydes, a naturally occurring class of pro-inflammatory and toxic molecules. Aldeyra’s lead product candidate, ADX-102, is an aldehyde trap in development as topical eye drops for the treatment of ocular inflammation. ADX-102 has now been tested in over 250 patients in Phase 2 clinical trials in dry eye disease, allergic conjunctivitis, and noninfectious anterior uveitis. A dermatologic form of ADX-102 is in late-stage clinical development for the treatment of ichthyosis due to Sjögren-Larsson Syndrome, an inborn error of aldehyde metabolism. ADX-102 has not been approved for sale in the U.S. or elsewhere.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements regarding the closing of the public offering and the anticipated use of the proceeds thereof. These forward-looking statements are subject to a number of risks, including the satisfaction of customary closing conditions related to the proposed public offering and the risk factors set forth from time to time in Aldeyra’s SEC filings, including but not limited to the risks that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Aldeyra’s Annual Report on Form 10-K for the year ended December 31, 2016 and Aldeyra’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which are on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Aldeyra’s other filings with the SEC, other unknown or unpredictable factors also could affect Aldeyra’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Aldeyra undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

CONTACT:

Corporate Contact:

Stephen Tulipano

Aldeyra Therapeutics, Inc.

Tel: +1 781-761-4904 Ext. 205

stulipano@aldeyra.com

Investor Contact:

Chris Brinzey

Westwicke Partners

Tel: +1 339-970-2843

chris.brinzey@westwicke.com

Media Contact:

Cammy Duong

MacDougall Biomedical Communications

Tel: +1 781-591-3443

cduong@macbiocom.com

Source: Aldeyra Therapeutics, Inc.